Exhibit 10.g

ADC TELECOMMUNICATIONS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of                                  ,       by and between ADC Telecommunications, Inc., a Minnesota corporation (the “Company”), and                           (“Optionee”).

RECITALS

A.                                   The Company has adopted its Global Stock Incentive Plan (the “Plan”), which provides for the grant of stock options to nonemployee directors of the Company.

B.                                     Optionee is currently a nonemployee director of the Company eligible to participate in the Plan.

C.                                     The Board of Directors of the Company has approved the grant of this stock option to Optionee.

Accordingly, in consideration of agreements herein set forth, the parties hereto hereby agree as follows:

1.                                      Grant of Option

The Company hereby grants to Optionee, on the date set forth above, the right and option (the “option”) to purchase all or any part of an aggregate of          shares of common stock, par value $.20 per share, of the Company (the “Common Stock”) at the price of $         per share on the terms and conditions set forth herein.  This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Term and Exercise

(a)                                  This option shall vest and become exercisable one year after the date of this Agreement, and thereafter may be exercised in full at any time or from time to time during the term of the option, subject to the provisions of Section 3 hereof.  If Optionee ceases to be a member of the Company’s Board of Directors for any reason at any time prior to the first anniversary of the date of this Agreement, this option represented by this Agreement shall be forfeited by Optionee.

(b)                                 This option shall not be assignable or transferable except by will or the laws of descent and distribution except that, upon written notice to the Company, Optionee may transfer this option to any “family member” (as such term is used in Form S-8 under the Securities Act of 1933) of Optionee, provided that (i) there is no consideration for such transfer or such transfer is effected pursuant to a domestic relations order in settlement of marital property rights, and (ii) this option held by such transferees shall continue to be subject to the same terms and conditions (including restrictions on subsequent transfers) as were applicable to this option immediately prior to such transfer.  This option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company.

(c)                                  During the lifetime of Optionee, the option shall be exercisable only by Optionee, a transferee pursuant to a transfer permitted by Section 2(b) above, or, if permissible under applicable law, by Optionee’s or such transferee’s guardian or legal representative.

(d)                                 Except as provided in Section 3 hereof, this option and all rights and obligations hereunder shall expire 10 years from the date of this Agreement.

3.                                      Effect of Death

If Optionee shall die prior to the time this option is fully exercised, the option may be exercised at any time within two years after Optionee’s death or disability by the personal representatives or administrators of Optionee, or by any person or persons to whom this option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under this option on the date of death and subject to the condition that this option shall not be exercisable after the expiration of the term hereof.

4.                                      Manner of Exercise

(a)                                  The option may be exercised only by Optionee or other proper party (as set forth in Sections 2 and 3 hereof) within the option period by notice to the Company’s third party stock option administrator (PaineWebber Incorporated as of the date of this Agreement) in a form specified by such third party stock option administrator, or in such other manner as the Company may specify from time-to-time.

(b)                                 Payment by the Optionee shall be made to the Company in cash (including check, bank draft or money order.)

(c)                                  Optionee acknowledges that this Option is subject to the ongoing discretionary authority of the Company to determine: (i) the permissible manner of exercise of the Option; (ii) the permissible timing of exercise of the Option; and (iii) any other restrictions that the Company deems necessary and advisable, including but not limited to restrictions pertaining to applicable law.  Optionee further acknowledges that in the event the Optionee chooses to effect a simultaneous exercise and sale of all or a portion of the shares that are subject to this Option, neither the Company nor its third party stock option administrator will guarantee any particular market price for the sale of the shares, nor shall the Company or its third party administrator be responsible for any failure to obtain any particular market price due to delays in the exercise of this Option or any other reason.

5.                                      Miscellaneous

(a)                                  This option is issued pursuant to the Plan and is subject to its terms.  The terms of the Plan are available for inspection during business hours at the principal office of the Company.

(b)                                 Neither the Plan, nor the granting of an option, nor this Agreement, nor any action taken pursuant to the Plan or this Agreement, shall constitute, or be evidenced of, any agreement or understanding, express or implied, that the Company will retain Optionee as a director for any period of time, or at any particular rate of compensation.  Optionee shall have no rights as a shareholder with respect to shares covered by this option until the date of the issuance of a stock certificate therefor following due and proper exercise of this option.

(c)                                  If Optionee exercises all or any portion of this option subsequent to any change in the Company’s Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in corporate structure, Optionee shall then receive for the aggregate price paid on such exercise of this option the number and type of securities or other consideration which he or she would have received if this option had been exercised prior to the event changing the number or character of outstanding shares.

(d)                                 The Company shall at all times during the term of this option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e)                                  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of this option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

(f)                                    This Agreement shall be governed by the internal laws of the State of Minnesota, without regard to conflicts of laws principles thereof.  The Company and the Optionee submit to the jurisdiction of any state or federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement, and agree that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Company and the Optionee also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Company and the Optionee waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto.  The Company and the Optionee agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

(g)                                 This Agreement evidences the entire understanding and agreement of the parties hereto relative to the purchase of the shares by Optionee.  This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.  This Agreement may be amended only by a written document signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ADC TELECOMMUNICATIONS, INC.

By:
Jeffrey D. Pflaum
Vice President, Chief Legal Officer and
Secretary

OPTIONEE